EXHIBIT 10.1

AMENDMENT NO. 4 TO
CREDIT AGREEMENT

Dated as of January 18, 2008

AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) among ACCO Brands Corporation, a Delaware corporation (the “Company”), ACCO Nederland Holdings B.V. (as successor to Furlon Holding B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (the “Dutch Borrower”), ACCO Brands Europe Ltd., a limited company organized under the laws of England and Wales with registered number 5532999 (the “U.K. Borrower” and, together with the Company and the Dutch Borrower, the “Borrowers”), the Lenders listed on the signature pages hereto, Citicorp North America, Inc., as administrative agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

(1)            WHEREAS, the Borrowers are parties to a certain Credit Agreement, dated as of August 17, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” (terms used herein without definition in this Amendment have the meanings given such terms by the Credit Agreement)), among the Borrowers, the Lenders, the Administrative Agent and the other parties named therein;

(2)            WHEREAS, the Borrowers have requested that the Requisite Lenders agree to amend certain provisions of the Credit Agreement;

(3)            WHEREAS, the Requisite Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend certain provisions of the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendments.  As of the Effective Date (as defined in Section 2 below), the Credit Agreement is hereby amended as follows:

(a)            the definition of “EBITDA” contained in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately prior to the reference therein to “(ix)” and (ii) adding the following immediately prior to the reference therein to “minus”:

“, and (x) additional cash restructuring and related expenses, charges and losses of the Company and its Subsidiaries in a cumulative amount not to exceed (A) for any measurement period ending on or prior to December 31, 2007, $20,000,000, (B) for any measurement period ending thereafter, but on or prior to December 31, 2008, $70,000,000 and (C) for any measurement period ending thereafter, but on or prior to December 31, 2010, $85,000,000,”

(b)            the definition of “Financial Covenant Debt” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“Financial Covenant Debt” of any Person means the amount of Indebtedness of such Person and its Subsidiaries that would, in accordance with GAAP, be required to be reflected as indebtedness on a Consolidated balance sheet of such Person; provided, that to the extent not required to be so reflected as indebtedness on such balance sheet, all Indebtedness of such Person and its Subsidiaries in respect of Permitted Receivables Financing shall be added thereto.

(c)            the reference to“clause (i) of Section 2.9(a) (Mandatory Prepayments)” in clause (a) of the definition of “Net Cash Proceeds” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with “clause (i) of Section 2.9(a)(x) (Mandatory Prepayments)”.

(d)            clause (c) of the definition of “Permitted Acquisition” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

(c)            the Dollar Equivalent of the sum of all consideration payable in connection with such Proposed Acquisition and all other Permitted Acquisitions consummated on or prior to the date of the consummation of such Proposed Acquisition (including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of the Company and the Proposed Acquisition Target shall not exceed $100,000,000 in the aggregate (or $150,000,000 in the aggregate, if at the time of any such Permitted Acquisition on a Pro Forma Basis, the Leverage Ratio as of the date of the most recently delivered Financial Statements pursuant to Section 6.1(a) or (b) (Financial Statements) would have been less than 3.5 to 1.0);

(e)            Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition thereto in proper alphabetical order:

“CLSG Business Disposition” means the disposition of all or any portion of the Company’s CLSG Segment identified in the Company’s filings with the Securities and Exchange Commission beginning on March 28, 2007.

(f)            Section 2.9(a) of the Credit Agreement is hereby deleted and replaced with the following:

“(a)            Net Cash Proceeds, etc.  The Borrowers shall immediately prepay the Loans in accordance with clause (c) below:

(x)            upon receipt by any Borrower or any of its Subsidiaries of Net Cash Proceeds arising from:

(i)            subject to clause (c) below, any Asset Sale (other than an Asset Sale permitted by clause (a), (c), (d), (e), (h),

(k), (l), (m), (n), (o) or (r) of Section 8.4 (Asset Sales)), or Property Loss Event, in an amount equal to 100% of such Net Cash Proceeds in excess of the Dollar Equivalent of $5,000,000 in the aggregate in any Fiscal Year;

(ii)            any Debt Issuance (x) under clause (i) of the definition thereof in an amount equal to 100% of such Net Cash Proceeds and (y) under clause (ii) of the definition thereof in an amount equal to 50% of such Net Cash Proceeds; and

(iii)            any Equity Issuance (other than an Excluded Issuance), in an amount equal to 50% of such Net Cash Proceeds; and

(y)            in the case of any CLSG Business Disposition, in an amount, if any, necessary to ensure that the Leverage Ratio on a Pro Forma Basis after giving effect to such CLSG Business Disposition and any mandatory prepayment required under this clause (y), as of the date of the most recently delivered Financial Statements pursuant to Section 6.1(a) or (b) (Financial Statements), would not have been greater than the actual Leverage Ratio for such date.

(g)            Section 8.4 of the Credit Agreement is hereby amended by (i) deleting the word “and” as it appears at the end of subsection (p) thereof, (ii) deleting the period at the end of subsection (q) thereof and replacing it with “; and” and (iii) adding a new subsection (r) thereto, which shall read in its entirety as follows:

(r)            the Company and its Subsidiaries may consummate any Asset Sale that constitutes a CLSG Business Disposition.

SECTION 2.  Conditions to Effectiveness . This Amendment shall become effective as of December 31, 2007 (the “Effective Date”) upon the satisfaction of the following conditions: (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers and the Requisite Lenders, (b) the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Company to the effect that, after giving effect to this Amendment: (i) the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the date of such certificate and as of the Effective Date as though made on and as of each such date (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and (ii) no Default has occurred and is continuing and (c) the Borrowers shall have (i) paid the Administrative Agent all the fees due to the Administrative Agent, (ii) reimbursed or paid all expenses required to be paid or reimbursed by the Borrowers pursuant to the Credit Agreement and Section 8 hereof and (iii) paid a fee to each Lender who consents to this Amendment on or prior to noon, Eastern Standard Time, on January 18, 2008 in an amount equal to 10 basis points of such consenting Lender’s outstanding Revolving Commitments and/or Term Loans under the Credit Agreement on the date each of the conditions to effectiveness contained in this Section 2 are satisfied.

SECTION 3.  Representations and Warranties . The Borrowers represent and warrant as follows:

(a)            The representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)            No Default has occurred and is continuing on the date hereof.

SECTION 4.  Reference to and Effect on the Loan Documents.  (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified hereby.

(b)            The Credit Agreement and each of the other Loan Documents, as specifically modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. For the avoidance of doubt, this Amendment shall be considered a Loan Document.

(c)            The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Credit Agreement or the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or the other Loan Documents.

SECTION 5.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.   WAIVER OF JURY TRIAL . EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE COLLATERAL TRUSTEES OR THE AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 7.    Execution in Counterparts . This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 8.    Costs and Expenses . Without duplication of any amounts previously paid or reimbursed, the Borrowers hereby agree to pay all reasonable costs and expenses of the Administrative Agent associated with the preparation, execution, delivery, administration, and enforcement of this Amendment, including, without limitation, the reasonable fees and ex-

penses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent and other out of pocket expenses related hereto.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ACCO BRANDS CORPORATION, as U.S. Borrower
By:	/s/Anthony Giuliano
Name:
Title: Treasurer

ACCO BRANDS EUROPE LTD., as U.K. Borrower
By:	/s/Neal V. Fenwick
Name:
Title: Director

ACCO NEDERLAND HOLDINGS B.V., as Dutch Borrower
By:	/s/Mark Thomason
Name:
Title: Head of FSSC

CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/Christopher Murphy
Name:
Title: Managing Director

[LENDERS]
By:
Name:
Title: